     As filed with the Securities and Exchange Commission on July 31, 1998.


                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               -------------------

                   BASSETT FURNITURE INDUSTRIES, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             VIRGINIA                                           54-0135270
---------------------------------                         ----------------------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

 POST OFFICE BOX 626, BASSETT, VIRGINIA                                24055
----------------------------------------                             ----------
(Address of Principal Executive Offices)                             (Zip Code)


       BASSETT FURNITURE INDUSTRIES, INCORPORATED 1997 EMPLOYEE STOCK PLAN
       -------------------------------------------------------------------
                            (Full title of the Plan)

                                  JAY R. HERVEY
                                 VICE PRESIDENT
                          3525 FAIRYSTONE PARK HIGHWAY
                               POST OFFICE BOX 626
                             BASSETT, VIRGINIA 24055
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (540) 629-6000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 WITH COPIES TO:
                              A. ZACHARY SMITH III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                    NATIONSBANK CORPORATE CENTER, SUITE 4200
                               100 N. TRYON STREET
                         CHARLOTTE, NORTH CAROLINA 28202

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed Maximum       Proposed Maximum
  Title of Securities           Amount to           Offering Price            Aggregate              Amount of
   to be Registered           be Registered           Per Share*           Offering Price*       Registration Fee
--------------------------------------------------------------------------------------------------------------------
    $5.00 Par Value
     Common Stock            950,000 shares            $27.9375              $26,540,625              $7,830
====================================================================================================================

* Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $27.9375 per share, the average of the high and low prices for the Common Stock on July 27, 1998 as reported on the NASDAQ Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Bassett Furniture Industries, Incorporated (the "Company") with the Securities and Exchange Commission, Commission file number 0-209, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997;

         (b)      (i)      The Company's Quarterly Reports on Form 10-Q for the
                           quarters ended February 28 and May 30, 1998.

                  (ii) The Company's Current Reports on Form 8-K dated December 1, December 10 and December 18, 1997

         (c)      (i)      The description of the Company's Common Stock
                           contained in the Company's Registration Statement on Form 8-A dated March 22, 1965, as amended on Form
                           8-A/A filed with the Commission on July 6, 1998, including any amendment or report filed for the purpose of updating such description.

                  (ii) The description of the Company's Rights to Purchase Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 6, 1998, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act of the Code of Virginia contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including the potential indemnitee's belief at the time of the conduct in question and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company require the Company to indemnify the Company's directors to the extent, in the manner and subject to compliance with the law.

         The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          4 Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan incorporated herein by reference to Exhibit 10 to the Registrants' Quarterly Report on Form 10-Q for the period ended February 28, 1998.

          5       Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of KPMG Peat Marwick LLP.

         23.3     Consent of Dixon Odom PLLC.

         23.4 Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or

                  15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bassett, State of Virginia, on the 30th day of July 1998.

                                      BASSETT FURNITURE INDUSTRIES, INCORPORATED

                                      By  /s/ Paul Fulton
                                          --------------------------------------
                                          Paul Fulton
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                         Title                                Date
                  ---------                                         -----                                ----
/s/  Paul Fulton                                   Chairman of the Board of Directors  and          July 30, 1998
------------------------------------               Chief Executive Officer (Principal
Paul Fulton                                        Executive Officer)


/s/  Robert H. Spilman, Jr.                        President and Chief Operating Officer            July 30, 1998
------------------------------------               and Director
Robert H. Spilman, Jr.


/s/  Douglas W. Miller                             Vice President and Chief                         July 30, 1998
------------------------------------               Financial Officer (Principal
Douglas W. Miller                                  Financial Officer)


/s/  Ronald D. Cassell                             Controller (Principal Accounting                 July 30, 1998
------------------------------------               Officer)
Ronald D. Cassell


/s/  Amy W. Brinkley                               Director                                         July 30, 1998
------------------------------------
Amy W. Brinkley


/s/  Peter W. Brown                                Director                                         July 30, 1998
------------------------------------
Peter W. Brown


/s/  Thomas E. Capps                               Director                                         July 30, 1998
------------------------------------
Thomas E. Capps


/s/  Willie D. Davis                               Director                                         July 30, 1998
------------------------------------
Willie D. Davis


/s/  Alan T. Dickson                               Director                                         July 30, 1998
------------------------------------
Alan T. Dickson


/s/  William H. Goodwin, Jr.                       Director                                         July 30, 1998
------------------------------------
William H. Goodwin, Jr.


/s/  Howard H. Haworth                             Director                                         July 30, 1998
------------------------------------
Howard H. Haworth


/s/  James W. McGlothlin                           Director                                         July 30, 1998
------------------------------------
James W. McGlothlin


------------------------------------               Director                                                , 1998
Thomas W. Moss, Jr.


/s/  Michael E. Murphy                             Director                                         July 30, 1998
------------------------------------
Michael E. Murphy


/s/  Albert F. Sloan                               Director                                         July 30, 1998
------------------------------------
Albert F. Sloan

                                  EXHIBIT INDEX


         Exhibit                    Description
         -------                    -----------

          4       Bassett Furniture Industries, Incorporated 1997 Employee Stock
                  Plan incorporated herein by reference to Exhibit 10 to the Registrants' Quarterly Report on Form 10-Q for the period ended February 28, 1998.

          5       Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of KPMG Peat Marwick, LLP.

         23.3     Consent of Dixon Odom PLLC.

         23.4     Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (contained in Exhibit 5).
